                                  Exhibit 11.1

              Statement Regarding Computation of Per Share Earnings
                  (In thousands, except per share amounts )

                                                                 QUARTER ENDED        NINE MONTHS ENDED
                                                                 SEPTEMBER 30,          SEPTEMBER 30,
                                                              --------------------  ---------------------
                                                                1997       1996        1997       1996
                                                              ---------  ---------  ----------  ---------
Net income..................................................  $  36,093  $  34,047  $  110,893  $  98,554

Net income (excluding non-recurring items)*.................     36,093     34,047     107,447     93,459

Weighted average number of common stock and common stock
  equivalents outstanding during each period--primary.......     38,193     43,138      40,438     44,454

Weighted average number of common stock and common stock
  equivalents outstanding during each period--fully
  diluted...................................................     38,213     43,397      40,599     45,006

Net earnings per share--primary.............................  $    0.95  $    0.79  $     2.74  $    2.22
                                                              ---------  ---------  ----------  ---------
                                                              ---------  ---------  ----------  ---------
Net earnings per share (excluding non-recurring
  items)*--primary..........................................  $    0.95  $    0.79  $    2.66   $    2.10
                                                              ---------  ---------  ----------  ---------
                                                              ---------  ---------  ----------  ---------
Net earnings per share--fully diluted.......................  $    0.94  $    0.78  $    2.73   $    2.19
                                                              ---------  ---------  ----------  ---------
                                                              ---------  ---------  ----------  ---------
Net earnings per share (excluding non-recurring items)*
  fully diluted.............................................  $    0.94  $    0.78  $    2.65   $    2.08
                                                              ---------  ---------  ----------  ---------
                                                              ---------  ---------  ----------  ---------

*--Non-recurring items include branch sales, asset sales and restructuring charge.